INDEPENDENT AUDITOR'S REPORT




To the Stockholders and
   Board of Directors
The Otwell State Bank
Otwell, Indiana


We have audited the statements of condition of The Otwell State Bank as of December 31, 1993 and 1992, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Otwell State Bank as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


By/s/ Paul E. Nonte
Certified Public Accountant

Jasper, Indiana
January 30, 1994





                                   Exhibit 99